UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the

Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROMIS NEUROSCIENCES INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11.

*Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V80141-S22755 PROMIS NEUROSCIENCES INC. ONE BROADWAY, SUITE 1400 CAMBRIDGE, MA 02142 USA Your Vote Counts! PROMIS NEUROSCIENCES INC. 2025 Special Meeting Vote by November 13, 2025 11:59 PM ET You invested in PROMIS NEUROSCIENCES INC. and it’s time to vote! You have the right to vote on proposals being presented at the Special Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on November 17, 2025. Vote Virtually at the Meeting* November 17, 2025 8:00 am, Eastern Time Virtually at: www.virtualshareholdermeeting.com/PMN2025SM Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to November 3, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V80142-S22755 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Share Consolidation Proposal: To consider and, if deemed advisable, to pass a special resolution authorizing the filing of articles of amendment to effect a share consolidation of our Common Shares at a ratio ranging from one-for-five up to one-for-twenty-five, to be determined at the discretion of the Board of Directors (the “Board”), and effected, if at all, within one year from the date of the Special Meeting, with such effective date to be determined at the discretion of the Board. For 2. Adjournment of Special Meeting: In the event there are not sufficient votes in favor of the foregoing proposal and such proposal is not approved by shareholders, to approve the adjournment of the Special Meeting by the Chairperson to a date no later than December 17, 2025 at 8:00 a.m., Eastern Time, in accordance with the Company’s Bylaws, to solicit additional proxies; provided, the Company shall provide updated instructions to attend such adjournment as necessary. For NOTE: Such other business as may properly come before the meeting or any adjournment thereof.